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                                                                    EXHIBIT 10.5
[USA GROUP LETTERHEAD]

July 28, 1999


ECI, Inc.
55 Green Street
Clinton, MA 01510

Cytation.com Incorporated
809 Aquidneck Avenue
Middleton, RI 02842

Ladies and Gentlemen:

         Reference is made to those two transactions between ECI, Inc., a Massachusetts corporation formerly known as Enrollment Collaborative, Inc. ("ECI"), and USA Group Noel-Levitz, Inc., an Indiana corporation and successor in interest to Enrollment Technologies, Inc. ("USAGNL"), the first occurring on or about October 27, 1993, and the second occurring on or about May 16, 1996. More specific reference is made to the transactions contemplated by the Software And Know-How License and Trademark Assignment Agreement dated May 16,1996 (the "1996 Agreement"), pursuant to which USAGNL (i) exclusively licensed to ECI (A) certain "Licensed Properties", which are defined in the 1996 Agreement as the software known as the CollegeLink(R) and IntroApp(R) computer programs and all associated modules, subroutines, algorithms, application development tools, utilities or other software which are useful in connection with the development, enhancement or maintenance of the CollegeLink(R) and IntroApp(R) programs, including copyrights and other intellectual property rights; and (B) "Know-How" relating to the Licensed Properties as described in the 1996 Agreement; (ii) assigned the CollegeLink(R) and IntroApp(R) trademarks (collectively, the "Trademarks") to ECI (which is now the owner of record of the Trademarks); and
(iii) pursuant to Section 8.4 of the 1996 Agreement reserved a right to re-acquire the Trademarks under certain circumstances. For the purposes of this letter agreement all of the October 27, 1993, and May 16, 1996 transactions between ECI and USAGNL shall sometimes be hereinafter referred to as the "Transactions".

         This letter agreement is being entered into solely in connection with the pending merger (the "Merger") of ECI with and into CollegeLink.com Incorporated ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Cytation.com Incorporated, a New York corporation ("Cytation"). In the Merger, ECI stockholders will receive (i) shares of Cytation Common Stock valued at $4,200,000 and (ii) shares of Cytation Series B Convertible Preferred Stock convertible into Cytation Common Stock valued at $3,500,000, subject to adjustment based on the total liabilities of ECI as of the date of the closing of the Merger. The Merger is more particularly described in the Merger Agreement, dated as of June 18, 1999, by and among Cytation, Merger Sub, ECI, Gerald A. Paxton and Thomas J. Burgess (collectively, the
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ECI, Inc.
Cytation.com Incorporated
July 28, 1999
Page 2


"Principals"), and Gerald A. Paxton, as agent for the Principals, attached hereto as Exhibit A (the "Merger Agreement"). Cytation acknowledges the direct benefit and value it will receive, by virtue of its sole ownership of the stock in Merger Sub, as a result of USAGNL's release of its claims against ECI as specifically described in the sixth paragraph of this letter agreement and the transfer by USAGNL to Merger Sub of USAGNL's rights and interests in and to the Licensed Properties and Know-How as specifically described in the seventh paragraph of this letter agreement.

         This letter agreement and the Registration Rights Agreement (as defined below) shall not be effective unless and until (A) USAGNL, Cytation and ECI have each executed three (3) copies of this letter agreement, (B) USAGNL and Cytation have each executed two (2) copies of the Registration Rights Agreement, (C) the transactions contemplated by the Merger are closed, (D) USAGNL has received the USAGNL Shares (as defined below), (E) USAGNL, Cytation and ECI have each received one (1) fully executed copy of this letter agreement, and (F) USAGNL and Cytation have each received one (1) fully executed copy of the Registration Rights Agreement. For purposes of this letter agreement, the time at which the actions described in clauses (A) through (F) above are completed shall be referred to herein as the "Effective Time". In the event that the actions described in clauses (A) through (F) above have not been completed on or before September 4, 1999, this letter agreement and the Registration Rights Agreement shall be void ab initio.

         ECI has certain unfulfilled obligations to USAGNL and USAGNL has raised claims against ECI arising under the Transactions. ECI and USAGNL desire to settle certain of their obligations and claims in consideration of the USAGNL Shares received by USAGNL.

         Promptly after the Merger, Cytation shall issue to USAGNL shares of Cytation Common Stock and Cytation Series B Convertible Preferred Stock (collectively, the "USAGNL Shares") equal to the greater of (i) 17.64% of the consideration to be received by the ECI stockholders in connection with the Merger and (ii) $1,500,000 (based on the values used in the Merger Agreement). The ratio of Cytation Common Stock to Cytation Series B Convertible Preferred Stock received by USAGNL shall be equal to the ratio of such securities received by the ECI stockholders pursuant to the Merger. In conjunction with the USAGNL Shares, USAGNL shall have those certain registration rights granted by Cytation to USAGNL as set forth in the Registration Rights Agreement, dated as of the date of this letter agreement, by and between Cytation and USAGNL, attached hereto as Exhibit B (the "Registration Rights Agreement").

         In consideration of the USAGNL Shares received by USAGNL hereunder, USAGNL, on behalf of itself and its affiliates, hereby releases and forever discharges and covenants not to
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ECI, Inc.
Cytation.com Incorporated
July 28, 1999
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sue, commence or prosecute judicial or administrative proceedings against ECI,
Cytation or any of their respective subsidiaries, affiliates, directors, officers, employees or agents from and with respect to any and all claims, demands, causes of action or damages of any kind whatsoever, whether know or unknown, which USAGNL now has or ever had against any of the foregoing, arising
(i) prior to the Effective Time and (ii) out of the Transactions; provide, that USAGNL does not release or discharge any claims, demands, causes of action or damages that USAGNL or its affiliates may have with respect to its indemnification rights under Section 10 of that certain Equipment Lease With Option To Purchase, dated as of May 16, 1996, by and between ECI and USAGNL, and
Section 4 of that certain Assignment and Assumption of Assigned Contracts, dated as of May 16, 1996, by and between ECI and USAGNL

         In consideration of the USAGNL Shares received by USAGNL hereunder, USAGNL agrees to irrevocably transfer, grant, assign and convey to Merger Sub, without warranty of any kind and on an AS IS, WHERE IS basis, all of USAGNL's right, title and interest in and to the Licensed Properties and Know-How, including, without limitation, the exclusive worldwide right to use, reproduce, modify, enhance, develop, market, distribute, sublicense and otherwise exploit the Licensed Properties and Know-How, including all copyrights and any other rights granted to an author or inventor under the patent, copyright, or trade secret laws of the United States or any foreign jurisdiction. As of the Effective Time, USAGNL hereby transfers, grants, assigns and conveys to Merger Sub, without warranty of any kind and on an AS IS, WHERE IS basis, all of USAGNL's right, title and interest in and to the Licensed Properties and Know-How, including all copyrights and other intellectual property rights therein. USAGNL agrees to provide such further assurance or execute any additional documents which may be necessary to effect the transfer as Merger Sub may reasonably request from time to time, including any notices, applications, assignments or other instruments of conveyance for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office, any foreign offices or elsewhere as Merger Sub may reasonably deem appropriate, in order to more fully evidence or perfect the transfer of rights made herein. Also, as of the Effective Time, USAGNL hereby relinquishes its right of reassignment of the Trademarks pursuant to Section 8.4 of the 1996 Agreement, and relinquishes all other rights which it may have under the 1996 Agreement to the Trademarks, the Licensed Properties or the Know-How. In addition, promptly after the Effective Time, USAGNL shall deliver to Merger Sub or destroy all copies of the Licensed Properties and any documentation relating to the Know-How in the possession or control of USAGNL, including all copies of the source code and object code for the CollegeLink(R) and IntroApp(R) programs.

         In consideration of the releases provided by USAGNL as set forth above, ECI and Cytation, on behalf of itself and its affiliates, each hereby release and forever discharge and covenants not to sue, commence or prosecute judicial or administrative proceedings against
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ECI, Inc.
Cytation.com Incorporated
July 28, 1999
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USAGNL or any of its subsidiaries, affiliates, or each of its respective directors, officers, employees or agents from and with respect to any and all claims, demands, causes of action or damages of any kind whatsoever, whether know or unknown, which ECI now has or ever had against any of the foregoing, arising out of the Transactions.

         USAGNL represents that it is its present intention to acquire the USAGNL Shares for its own account and that the USAGNL Shares will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof. The receipt by USAGNL of the USAGNL Shares shall constitute a confirmation of this representation. USAGNL further represents that (i) USAGNL has full power and authority to enter into and to perform this letter agreement in accordance with its terms, (ii) USAGNL has made such inquiry concerning Cytation, its business and its personnel, as USAGNL deems appropriate in connection with its investment in Cytation, (iii) the officers of Cytation have made available to USAGNL any and all written information which it has requested and have answered to USAGNL's satisfaction all inquiries made by USAGNL, (iv) the officers of USAGNL have sufficient knowledge and experience in investing in companies similar to Cytation so as to be able to evaluate the risks and merits of USAGNL's investment in Cytation, and (v) USAGNL is able financially to bear the risks thereof.

         ECI represents and warrants to USAGNL that ECI has full power and authority to enter into and to perform this letter agreement in accordance with its terms. ECI further incorporates by reference all representations and warranties set forth in Article 2 of the Merger Agreement and agrees that USAGNL may rely upon and enforce such representations and warranties as though USAGNL was an original party thereto.

         Cytation represents and warrants to USAGNL that (i) Cytation has full power and authority to enter into and to perform this letter agreement and the Registration Rights Agreement in accordance with its respective terms, and (ii) the USAGNL Shares have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Cytation in compliance with all registration or qualification requirements (or applicable exemption therefrom) of applicable federal and state securities laws. Cytation further incorporates by reference all representations and warranties set forth in Article 4 of the Merger Agreement and agrees that USAGNL may rely upon and enforce such representations and warranties as though USAGNL was an original party thereto.

         The terms and conditions herein expressed shall be binding upon and inure to the benefit of all parties and their respective successors and assigns. The parties hereto agree to take all
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ECI, Inc.
Cytation.com Incorporated
July 28, 1999
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actions and do all things, including deliver all additional documents, reasonably necessary to effect the transactions contemplated by this letter agreement.

         If the foregoing is acceptable to you, please evidence your agreement in the space provided below and return to me, whereupon it will be a Massachusetts contract executed under seal.


                                         USA GROUP NOEL-LEVITZ, INC.



                                         By:  /S/ J. David Maas
                                              --------------------------------
                                              J. David Maas
                                              Treasurer


CYTATION.COM INCORPORATED


By: /s/ Edward F. Hayes
    -----------------------------
    Edward F. Hayes
    Chief Financial Officer

Dated:  July __, 1999


ECI, INC.


By: /s/ Gerald A. Paxton
    -----------------------------
    Gerald A. Paxton
    Chief Executive Officer

Dated:  July __, 1999